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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ashford Inc.
Dallas, Texas

        We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 18, 2019, relating to the consolidated financial statements of Ashford Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, contained in the Proxy Statement/Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Proxy Statement/ Prospectus.

/s/ BDO USA, LLP

Dallas, Texas
July 19, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm